UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 24, 2020
Encompass Health Corporation
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(I.R.S. Employer Identification No.)

9001 Liberty Parkway, Birmingham, Alabama 35242
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.     Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EHC	New York Stock Exchange

Item 1.01. Entry into a Material Definitive Agreement.
On April 24, 2020 (the “Amendment Date”), Encompass Health Corporation (the “Borrower”) entered into the First Amendment to Fifth Amended and Restated Credit Agreement (the “First Amendment”), by and among the Borrower, certain of its subsidiaries, as guarantors, certain financial institutions, as lenders, and Barclays Bank PLC, as administrative agent and collateral agent (the “Agent”), which modified certain terms of the Borrower’s existing credit agreement (the “2019 Credit Agreement”). Capitalized terms used, but not otherwise defined, herein are defined in the 2019 Credit Agreement. The modifications are:

1.	Amendment of Section 6.01, the financial covenants, to update the applicable Interest Coverage Ratio and Leverage Ratio included in that covenant. The revised applicable ratios are set forth below.

Fiscal Quarters Ending	Interest Coverage Ratio
December 31, 2019 and March 31, 2020	3.00 to 1.00
June 30, 2020, September 30, 2020, December 31, 2020, March 31, 2021, June 30, 2021, September 30, 2021 and December 31, 2021	2.00 to 1.00
March 31, 2022 and thereafter	3.00 to 1.00

Fiscal Quarters Ending	Leverage Ratio
December 31, 2019 and March 31, 2020	4.50 to 1.00
June 30, 2020	4.75 to 1.00
September 30, 2020	5.50 to 1.00
December 31, 2020	6.50 to 1.00
March 31, 2021	6.50 to 1.00
June 30, 2021	6.00 to 1.00
September 30, 2021	5.50 to 1.00
December 31, 2021	5.00 to 1.00
March 31, 2022 and thereafter	4.25 to 1.00

2.
Amendment of the definition of “Material Adverse Effect” to carve out the direct and indirect impacts of COVID-19 and the related legislative, regulatory and executive actions on the Borrower and its Restricted Subsidiaries from that definition for a period of 364 days following the Amendment Date; and

3.
Amendment of Section 6.02, the Investment limitation covenant, and Section 6.09, the Restricted Payment limitation covenant, to add to each a Leverage Ratio condition (not in excess of 4.50x) to the provisions allowing unlimited Investments and Restricted Payments in the event certain conditions are met including a Senior Secured Leverage Ratio (not in excess of 2:00x) and the existence of no Events of Default in addition to the new Leverage Ratio condition.

The Borrower’s obligations under the 2019 Credit Agreement are secured by the current and future personal property of the Borrower and its subsidiary guarantors, which, in general, are the Borrower’s wholly-owned subsidiaries except those subsidiaries that do not individually account for more than $10,000,000 of Adjusted Consolidated EBITDA.
All other material terms of the 2019 Credit Agreement remain the same and are described in more detail in the Borrower’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 2, 2019.
The descriptions of the provisions of the First Amendment are summary in nature and are qualified in their entirety by reference to the full and complete terms of the definitive agreements. A copy of the First Amendment is attached to this Form 8‑K as Exhibits 10.1 and incorporated herein by reference.

Some of the lenders under the 2019 Credit Agreement, including the First Amendment, and certain of their affiliates have engaged, and in the future may engage, in investment banking transactions, including securities offerings, and in general financing and commercial banking transactions with, and the provision of services to, us and our affiliates in the ordinary course of business and otherwise for which they have received, and will in the future receive, customary fees.

ITEM 9.01. Financial Statements and Exhibits.
(d)    Exhibits

10.1
First Amendment to Fifth Amended and Restated Credit Agreement, dated April 24, 2020, by and among Encompass Health Corporation, certain of its subsidiaries, and Barclays Bank PLC, as administrative agent and collateral agent.

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCOMPASS HEALTH CORPORATION
By:	/s/ DOUGLAS E. COLTHARP
	Name:	Douglas E. Coltharp
	Title:	Executive Vice President and Chief Financial Officer

Dated: April 27, 2020